The Tax-Exempt Fund of Maryland
June 17, 2016
Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Items 72DD1 and 72DD2, 73A1 and 73A2, 74U1 and74U2, and 74V1 and 74V2, complete answers are as follows:
Item 72DD1 and 72DD2
Total income dividends for which record date passed during the period
Share Class	Total Income Dividends (000's omitted)
Class A	$6,511
Class B	$6
Class C	$585
Class F-1	$416
Class F-2	$770
Total	$8,287
Item 73 A1 and 73A2
Distributions per share for which record date passed during the period
Share Class	Dividends from Net Investment Income
Class A	$0.4313
Class B	$0.3283
Class C	$0.3212
Class F-1	$0.4145
Class F-2	$0.4496
Item 74U1 and 74U2
Number of shares outstanding
Share Class	Shares Outstanding (000's omitted)
Class A	-
Class B	-
Class C	-
Class F-1	-
Class F-2	-
Total	-
Item 74V1 and 74V2
Net asset value per share (to nearest cent)
Share Class	Net Asset Value Per Share
Class A	$0.00
Class B	$0.00
Class C	$0.00
Class F-1	$0.00
Class F-2	$0.00

The Tax-Exempt Fund of Virginia
June 17, 2016
Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Items 72DD1 and 72DD2, 73A1 and 73A2, 74U1 and74U2, and 74V1 and 74V2, complete answers are as follows:
Item 72DD1 and 72DD2
Total income dividends for which record date passed during the period
Share Class	Total Income Dividends (000's omitted)
Class A	$9,369
Class B	$7
Class C	$649
Class F-1	$517
Class F-2	$1,408
Total	$11,950
Item 73 A1 and 73A2
Distributions per share for which record date passed during the period
Share Class	Dividends from Net Investment Income
Class A	$0.4283
Class B	$0.3241
Class C	$0.3109
Class F-1	$0.4107
Class F-2	$0.4469
Item 74U1 and 74U2
Number of shares outstanding
Share Class	Shares Outstanding (000's omitted)
Class A	-
Class B	-
Class C	-
Class F-1	-
Class F-2	-
Total	-
Item 74V1 and 74V2
Net asset value per share (to nearest cent)
Share Class	Net Asset Value Per Share
Class A	$0.00
Class B	$0.00
Class C	$0.00
Class F-1	$0.00
Class F-2	$0.00